NEWS COMMUNICATIONS, INC.

November 22, 1996

Mr. Dan Rattiner
Dan's Papers
2221 Montauk Highway
Bridgehampton, NY 11932

Dear Dan,

As per our discussions, I write this letter to confirm our agreement regarding the "Rattiner Option," as described in paragraph 12A of the News
Communications/Dan's Papers shareholders agreement dated October 13, 1988 (Agreement).

News Communications, Inc., for a one year period, waives the requirements stated in 12A(b) of the Agreement.

It is expressly intended that, for the period from November 22, 1996 through November 21, 1997, you will have the right to exercise your option granted in 12A(a) of the agreement without regard to meeting the profit requirements in 12A(b) of the agreement.

All of the other provisions of the agreement, including paragraph 13 (Purchase Price;Payment), remain unchanged.

This letter and its provisions are void after November 21, 1997.

Sincerely,

/s/ Michael Schenkler
---------------------
Michael Schenkler
President

cc:  Jerry Finkelstein
     Wilbur Ross
     Robert Berkowitz

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